                                                                 EXHIBIT 10.1




                           HARKEN ENERGY CORPORATION



                                U.S.$85,000,000



                      5% Senior Convertible Notes Due 2003



                                TRUST INDENTURE



                                  May 26, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01
       Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Agent Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Alternative Stock Exchange   . . . . . . . . . . . . . . . . . . . . .  2
       AMEX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . .  2
       Authorized Denomination  . . . . . . . . . . . . . . . . . . . . . . .  2
       Authorized Newspapers  . . . . . . . . . . . . . . . . . . . . . . . .  2
       Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Capitalized Lease Obligation   . . . . . . . . . . . . . . . . . . . .  3
       Cedel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Certificate of Incorporation   . . . . . . . . . . . . . . . . . . . .  3
       Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Common Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Company Request or Company Order   . . . . . . . . . . . . . . . . . .  3
       Conversion Agent   . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Conversion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Conversion Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Conversion Price   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Conversion Right   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Conversion Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . .  4
       Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Coupon   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Couponholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Distribution Compliance Period   . . . . . . . . . . . . . . . . . . .  5
       Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

       Euroclear  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Extraordinary Resolution   . . . . . . . . . . . . . . . . . . . . . .  5
       Federal Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . .  5
       Freely Tradable  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Generally Accepted Accounting Principles or GAAP   . . . . . . . . . .  5
       Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . .  7
       Lien   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Luxembourg Paying Agent and Conversion Agent   . . . . . . . . . . . .  7
       Mandatory Conversion   . . . . . . . . . . . . . . . . . . . . . . . .  7
       Mandatory Conversion Date  . . . . . . . . . . . . . . . . . . . . . .  8
       Market Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  8
       Market Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Marketable Securities  . . . . . . . . . . . . . . . . . . . . . . . .  8
       Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Noteholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Offering Circular  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  9
       Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . .  9
       Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Predecessor Note   . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Presentation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Principal Paying and Conversion Agent  . . . . . . . . . . . . . . . . 10
       Principal Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . 10
       Property or Properties   . . . . . . . . . . . . . . . . . . . . . . . 11
       Redemption by Conversion   . . . . . . . . . . . . . . . . . . . . . . 11
       Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       Regulation S   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

       Relevant Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Rule 144   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Securities Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Special Conversion Right   . . . . . . . . . . . . . . . . . . . . . . 12
       Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Stock Exchange Business Day  . . . . . . . . . . . . . . . . . . . . . 12
       Subordinated Obligation  . . . . . . . . . . . . . . . . . . . . . . . 12
       Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       Unexercised Note   . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . 13
       U.S. Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       Vice President   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 1.02  Other Definitions   . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 1.03  Rules of Construction.  . . . . . . . . . . . . . . . . . . . . 14
SECTION 1.04  Compliance Certificates and Opinions.   . . . . . . . . . . . . 15
SECTION 1.05  Form of Documents Delivered to Trustee.   . . . . . . . . . . . 15
SECTION 1.06  Acts of Noteholders.  . . . . . . . . . . . . . . . . . . . . . 16
SECTION 1.07  Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . 17
SECTION 1.08  Notice to Noteholders; Waiver.  . . . . . . . . . . . . . . . . 18
SECTION 1.09  Effect of Headings and Table of Contents.   . . . . . . . . . . 18
SECTION 1.10  Successors and Assigns.   . . . . . . . . . . . . . . . . . . . 18
SECTION 1.11  Separability Clause.  . . . . . . . . . . . . . . . . . . . . . 18
SECTION 1.12  Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . 18
SECTION 1.13  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 1.14  Legal Holidays.   . . . . . . . . . . . . . . . . . . . . . . . 19

                                   ARTICLE TWO
                               FORMS OF THE NOTES

SECTION 2.01  Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 2.02  Restrictive Legends.  . . . . . . . . . . . . . . . . . . . . . 20

                                  ARTICLE THREE
                                    THE NOTES

SECTION 3.01  Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 3.02  Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 3.03  Execution, Authentication, Delivery and Dating.   . . . . . . . 26
SECTION 3.04  Maintenance of A Common Depository; Temporary Notes.  . . . . . 27

SECTION 3.05  Exchange.   . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 3.06  Book-Entry Provisions for Global Notes.   . . . . . . . . . . . 28
SECTION 3.07  Special Transfer Provisions.  . . . . . . . . . . . . . . . . . 30
SECTION 3.08  Mutilated, Destroyed, Lost and Stolen Notes.  . . . . . . . . . 30
SECTION 3.09  Payment of Interest; Interest Rights Preserved.   . . . . . . . 31
SECTION 3.10  Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.11  Cancellation.   . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.12  Computation of Interest.  . . . . . . . . . . . . . . . . . . . 32
SECTION 3.13  ISIN, CUSIP Or Other Identifying Numbers.   . . . . . . . . . . 33
SECTION 3.14  Prescription.   . . . . . . . . . . . . . . . . . . . . . . . . 33

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 4.01  Satisfaction and Discharge of Indenture.  . . . . . . . . . . . 33
SECTION 4.02  Application of Trust Money.   . . . . . . . . . . . . . . . . . 34

                                  ARTICLE FIVE
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 5.02  Acceleration of Maturity; Rescission and Annulment.   . . . . . 37
SECTION 5.03  Collection of Indebtedness and Suits for Enforcement by
              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 5.04  Trustee May File Proofs of Claim.   . . . . . . . . . . . . . . 38
SECTION 5.05  Trustee May Enforce Claims Without Possession of Notes.   . . . 39
SECTION 5.06  Application of Money Collected.   . . . . . . . . . . . . . . . 40
SECTION 5.07  Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . 40
SECTION 5.08  Unconditional Right of Holders to Receive Principal
              and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 5.09  Restoration of Rights and Remedies.   . . . . . . . . . . . . . 41
SECTION 5.10  Rights and Remedies Cumulative.   . . . . . . . . . . . . . . . 41
SECTION 5.11  Delay or Omission Not Waiver.   . . . . . . . . . . . . . . . . 42
SECTION 5.12  Control by Noteholders.   . . . . . . . . . . . . . . . . . . . 42
SECTION 5.13  Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . 42
SECTION 5.14  Waiver of Stay or Extension Laws.   . . . . . . . . . . . . . . 43
SECTION 5.15  Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . 43

                                   ARTICLE SIX
                                   THE TRUSTEE

SECTION 6.01  Notice of Defaults.   . . . . . . . . . . . . . . . . . . . . . 43
SECTION 6.02  Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . 44
SECTION 6.03  Trustee Not Responsible for Recitals or Issuance of Notes.  . . 45
SECTION 6.04  May Hold Notes.   . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 6.05  Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . 46
SECTION 6.06  Compensation and Reimbursement.     . . . . . . . . . . . . . . 46

SECTION 6.07  Corporate Trustee Required; Eligibility.  . . . . . . . . . .   47
SECTION 6.08  Resignation and Removal; Appointment of Successor.  . . . . .   47
SECTION 6.09  Acceptance of Appointment by Successor.   . . . . . . . . . .   48
SECTION 6.10  Merger, Conversion, Consolidation or Succession to Business .   49
SECTION 6.11  Certain Duties and Responsibilities.  . . . . . . . . . . . .   49
SECTION 6.12  Meetings of Noteholders.  . . . . . . . . . . . . . . . . . .   50
SECTION 6.13  Authenticating Agents.  . . . . . . . . . . . . . . . . . . .   52

                                  ARTICLE SEVEN
                    NOTEHOLDERS' LISTS AND REPORTS BY COMPANY

SECTION 7.01  Disclosure of Names and Addresses of Noteholders.   . . . . .   53
SECTION 7.02  Reports by Company.   . . . . . . . . . . . . . . . . . . . .   53

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

SECTION 8.01  Company May Consolidate, Etc., Only on Certain Terms.   . . .   54
SECTION 8.02  Successor Substituted.  . . . . . . . . . . . . . . . . . . .   55

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 9.01  Supplemental Indentures Without Consent of Noteholders.   . .   55
SECTION 9.02  Supplemental Indentures with Consent of Noteholders.  . . . .   56
SECTION 9.03  Execution of Supplemental Indentures.   . . . . . . . . . . .   57
SECTION 9.04  Effect of Supplemental Indentures.  . . . . . . . . . . . . .   57
SECTION 9.05  Reference in Notes to Supplemental Indentures.  . . . . . . .   57
SECTION 9.06  Notice of Supplemental Indentures.  . . . . . . . . . . . . .   57

                                   ARTICLE TEN
                                    COVENANTS

SECTION 10.01 Payment of Principal and Interest.  . . . . . . . . . . . . .   58
SECTION 10.02 Maintenance of Office or Agency.  . . . . . . . . . . . . . .   58
SECTION 10.03 Money for Payments to Be Held in Trust.   . . . . . . . . . .   58
SECTION 10.04 Corporate Existence.  . . . . . . . . . . . . . . . . . . . .   60
SECTION 10.05 Payment of Taxes and Other Claims.  . . . . . . . . . . . . .   60
SECTION 10.06 Maintenance of Properties.  . . . . . . . . . . . . . . . . .   60
SECTION 10.07 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 10.08 Statement by Officers as to Default.  . . . . . . . . . . . .   61
SECTION 10.09 Provision of Financial Statements.  . . . . . . . . . . . . .   62
SECTION 10.10 Limitation on Other Indebtedness.   . . . . . . . . . . . . .   62
SECTION 10.11 Limitation on Liens.  . . . . . . . . . . . . . . . . . . . .   63
SECTION 10.12 Waiver of Certain Covenants.  . . . . . . . . . . . . . . . .   63
SECTION 10.13 Restrictions on Charter Amendments.   . . . . . . . . . . . .   63
SECTION 10.14 United States Withholding and Reporting Requirements.   . . .   64

SECTION 10.15 Registration of Shares and Maintenance of Listings for
              Notes and Shares. . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 10.16 Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 10.17 Rights Agreement.   . . . . . . . . . . . . . . . . . . . . .   65

                                 ARTICLE ELEVEN
                               REDEMPTION OF NOTES

SECTION 11.01 Right of Redemption.  . . . . . . . . . . . . . . . . . . . .   65
SECTION 11.02 Applicability of Article.   . . . . . . . . . . . . . . . . .   66
SECTION 11.03 Election to Redeem; Notice to Trustee.  . . . . . . . . . . .   66
SECTION 11.04 Selection by Trustee of Notes to Be Redeemed.   . . . . . . .   66
SECTION 11.05 Notice of Redemption.   . . . . . . . . . . . . . . . . . . .   66
SECTION 11.06 Deposit of Redemption Price.  . . . . . . . . . . . . . . . .   67
SECTION 11.07 Notes Payable on Redemption Date.   . . . . . . . . . . . . .   68
SECTION 11.08 Surrender of Notes  . . . . . . . . . . . . . . . . . . . . .   68
SECTION 11.09 Conversion on Redemption  . . . . . . . . . . . . . . . . . .   68
SECTION 11.10 Redemption by Conversion  . . . . . . . . . . . . . . . . . .   69

                                 ARTICLE TWELVE
                                   CONVERSION

SECTION 12.01 Conversion Right and Conversion Price   . . . . . . . . . . . . 70
SECTION 12.02 Exercise of Conversion Right  . . . . . . . . . . . . . . . . . 70
SECTION 12.03 Calculation of Shares Issued on Conversion and Fractions of
              Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .  .71
SECTION 12.04 Adjustment of Conversion Price.   . . . . . . . . . . . . . .   71
SECTION 12.05 Notice of Adjustments of Conversion Price   . . . . . . . . .   76
SECTION 12.06 Notice of Certain Corporate Action.   . . . . . . . . . . . .   77
SECTION 12.07 Company to Reserve Common Stock.  . . . . . . . . . . . . . .   78
SECTION 12.08 Taxes on Conversions.   . . . . . . . . . . . . . . . . . . .   78
SECTION 12.09 Cancellation of Converted Bearer Notes.   . . . . . . . . . .   78
SECTION 12.10 Provisions in Case of Reclassification Consolidation,
              Merger or Sale  . . . . . . . . . . . . . . . . . . . . . . .   78
SECTION 12.11 Mandatory Conversion.   . . . . . . . . . . . . . . . . . . .   79
SECTION 12.12 Special Conversion Right.   . . . . . . . . . . . . . . . . .   80
SECTION 12.13 Amendments to Regulation S.   . . . . . . . . . . . . . . . .   80

                                ARTICLE THIRTEEN
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01 Company's Option to Effect Defeasance or Covenant Defeasance.   81
SECTION 13.02 Legal Defeasance and Discharge.   . . . . . . . . . . . . . .   81
SECTION 13.03 Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . .   81
SECTION 13.04 Conditions to Legal Defeasance or Covenant Defeasance.  . . .   82
SECTION 13.05 Deposited Money and U.S. Government Obligations to Be Held
              in Trust; Other Miscellaneous Provisions. . . . . . . . . . .   83
SECTION 13.06 Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . .   84

                                ARTICLE FOURTEEN
                               SENIORITY OF NOTES

SECTION 14.01 Seniority of the Notes.   . . . . . . . . . . . . . . . . . .   84

                                 ARTICLE FIFTEEN
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 15.01 Liability Solely Corporate.   . . . . . . . . . . . . . . . .   85

Exhibits:

       Exhibit A     --     Form of Bearer Notes
       Exhibit B-1   --     Form of Temporary Global Note
       Exhibit B-2   --     Form of Permanent Global Note
       Exhibit C     --     Conversion Notice
       Exhibit D     --     Form of Mandatory Conversion Notice
       Exhibit E     --     Form of Notice of Redemption for Shares

       TRUST INDENTURE dated as of May 26, 1998 ("Indenture"), between HARKEN ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and MARINE MIDLAND BANK, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

       WHEREAS:

       The Company has duly authorized the creation of an issue of up to U.S. $85,000,000 of 5% Senior Convertible Notes Due 2003 and the Coupons, if any, thereto appertaining (collectively, the "Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

       All things necessary have been done to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

       The Trustee has agreed to act as trustee under this Indenture on the terms and conditions set forth herein.

       NOW, THEREFORE, THIS INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       SECTION 1.01  Definitions.

       "Act," when used with respect to any Noteholder, has the meaning specified in Section 1.06.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Agent Members" has the meaning specified in Section 3.06.

       "Alternative Stock Exchange" means any other national or regional stock exchange or quotation service such as NASDAQ National Market System or any similar quotation service maintained by the National Quotation Bureau or any successor thereto agreed between the Company and the Trustee.

       "AMEX" means The American Stock Exchange, Inc. or any successor thereto.

       "Authenticating Agent" means the Person authorized pursuant to Section
6.13 to act on behalf of the Trustee to authenticate the Notes until a successor Authenticating Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Authenticating Agent" shall mean such successor Authenticating Agent. Pursuant to the terms hereof, Midland Bank Plc will initially act as the Authenticating Agent.

       "Authorized Denomination" means the denomination authorized in Section 3.02.

       "Authorized Newspapers" means the Luxembourg Wort of Luxembourg and The Financial Times (European Edition) of London, England. If either such newspaper shall cease to be published, the Company or the Trustee shall substitute for it another newspaper in Europe, customarily published at least once a day for at least five (5) days in each calendar week, of general circulation. If, because of temporary suspension of publication or general circulation of either such newspaper or for any other reason, it is impossible or, in the opinion of the Company or the Trustee, impracticable to make any publication of any notice required by this Indenture in the manner herein provided, such publication or other notice in lieu thereof which is made by the Company or the Trustee in the exercise of its reasonable discretion shall constitute a sufficient publication of such notice.

       "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and in full force and effect on the date of such certification, and delivered to the Trustee.

       "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Luxembourg, the City of New York, New York, and London, England are not authorized or obliged by law, regulation or executive order to close.

       "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

       "Cedel" means Cedel Bank, societe anonyme.

       "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as amended or restated from time to time hereafter.

       "Closing Date" means May 26, 1998.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted or, if at any time after the execution of this Indenture such Commission is not existing, then the body performing similar duties at such time.

       "Common Depository" means the common depository appointed by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and Cedel Bank, societe anonyme, which shall initially be Midland Bank plc, including the nominees and successors of any Common Depository.

       "Common Stock" means, with respect to any Person, any and all shares, interests, participation and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

       "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

       "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, a Vice Chairman, its President, or a Vice President and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

       "Conversion Agent" means any Person (including the Company acting as Conversion Agent) authorized by the Company to effect conversions of the Notes on behalf of the Company. Pursuant to the terms hereof, the Company has initially appointed Midland Bank plc to act as the Principal Conversion Agent and Kredietbank S.A. Luxembourgeoise to act as the Luxembourg Conversion Agent for the Notes.

       "Conversion Date" means the Business Day during the Conversion Period on which the Conversion Right is exercised (or, with respect to the exercise of a Special Conversion Right, the Business Day on which the Special Conversion Right is exercised) by delivery to the Conversion Agent of the Note surrendered for conversion and the completed notice of a Noteholder's intention to exercise its Conversion Right (as set forth in Exhibit C hereto) with respect to any Note.

       "Conversion Period" means, with respect to any Note, the period which commences on the Effective Date and which ends on the earliest to occur of (i) the close of business on the second Business Day preceding the later to occur of May 26, 2003 or the date on which all principal and interest on such Note is repaid in full, (ii) if such Note shall have been called for redemption pursuant to Article Eleven, the close of business two (2) Business Days prior to the Redemption Date, or (iii) if the Company shall have given notice that the Mandatory Conversion option in Section 12.11 has been exercised, the Mandatory Conversion Date; provided, however, that the Conversion Period shall exclude (unless an exemption from registration is available) all days upon which a registration statement with respect to the Conversion Shares is not in effect and all days upon which a distribution pursuant to a filed registration statement is subject to a stop-order issued by the Commission.

       "Conversion Price" means, except as otherwise provided pursuant to
Article 11.10, $6.50, the price at which Conversion Shares shall be issued upon conversion, subject to adjustment as set forth herein.

       "Conversion Right" means the right of a Holder of any Note to convert such Note into Conversion Shares.

       "Conversion Shares" means the Shares into which the Notes are convertible.

       "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 140 Broadway, New York, New York 10005-1180, except that with respect to presentation of Notes for payment upon redemption, for conversion or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

       "Corporation" includes corporations, limited liability companies, limited and general partnerships, associations, joint-stock companies and business trusts.

       "Coupon" means bearer interest Coupons relating to the Bearer Notes and any replacement Coupons issued pursuant to Section 3.08.

       "Couponholder" means a Person who is the bearer of any Coupon.

       "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

       "Distribution Compliance Period" means the one year period commencing after the Closing Date.

       "Effective Date" means the earlier of (a) the first Business Day following the date upon which the Commission declares to be effective a registration statement filed by the Company pursuant to the Securities Act relating to the Conversion Shares and (b) the first Business Day occurring after the expiration, as applicable, of the Distribution Compliance Period.

       "Euroclear" means the Euroclear System.

       "Event of Default" has the meaning specified in Section 5.01.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Extraordinary Resolution" means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with Section 6.12 hereof.

       "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

       "Freely Tradable" means, with respect to the Notes and the Shares, that under the Securities Act the holders thereof may then offer and sell any amount of such outstanding securities to the public in the United States in transactions that are not brokers' transactions (as defined in the Securities
Act) either (i) pursuant to an effective registration statement then in effect or (ii) pursuant to Rule 144(k). For purposes of determining whether such securities are Freely Tradable, it shall be assumed that no person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company has ever held such securities from and after their issuance.

       "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company and its Subsidiaries in the preparation of its financial statements.

       "Global Notes" means the Temporary Global Note and the Permanent Global Note that may be issued pursuant to this Indenture.

       "Group" means the Company and all its Principal Subsidiaries.

       "Guaranty" means all obligations of any Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, or (ii) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to enable the recipient of such funds to maintain certain financial conditions (e.g. agreed amount of working capital) under loan or similar documents, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount and accrued interest of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

       "Holder" means a Person who is a bearer of a Note or Coupon, as the case may be.

       "Indebtedness" of any Person means and includes all present and future obligations of such Person, which shall include, without limitation, all obligations (i) which in accordance with generally accepted accounting principles in the United States shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of Property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guarantees, whether or not reflected in the balance sheet of such Person and (viii) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such

Person in respect of any acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person, (ii) Indebtedness for which the Company or any of its Subsidiaries are the sole obligors and obligees, and (iii) Indebtedness represented by purchase, rental or lease obligations not to exceed $1,000,000 in any period of 12 months for any Person and its Subsidiaries.

       "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

       "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Notes.

       "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Indenture, the Company or its Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

       "Luxembourg Paying Agent and Conversion Agent" means any Person authorised by the Company to act as the Luxembourg paying and conversion agent for the Notes until a successor Luxembourg Paying and Conversion Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Luxembourg Paying and Conversion Agent" shall mean such successor Luxembourg Paying and Conversion Agent. Pursuant to the terms hereof, the Company has initially appointed Kredietbank S.A. Luxembourgeoise as the Luxembourg Paying and Conversion Agent.

       "Mandatory Conversion" means conversion of the Notes at the option of the Company pursuant to Section 12.11.

       "Mandatory Conversion Date" means the date specified in a notice published by the Company in accordance with Sections 1.07, 1.08 and 12.11, on which the Noteholders are required to surrender their Notes for conversion.

       "Market Capitalization" means, for any date, the average, over the thirty (30) calendar day period immediately preceding the date that notice of redemption is given pursuant to this Indenture, of the product of the Market Price of the Common Stock (ignoring days in such period which are not Stock Exchange Business Days) and the number of shares of Common Stock of the Company issued and outstanding on such date; provided, however, that appropriate adjustments shall be made to the Market Prices and number of shares used in determining such Market Capitalization to account fairly for the effect of dividends payable in cash or equity securities of the Company or any other Person, spin-offs of subsidiaries, mergers in which the Company or a Principal Subsidiary is a constituent party, and similar events; and further provided, that in the event that the Company's Common Stock is not traded on the New York Stock Exchange, the AMEX or any Alternative Stock Exchange and the Trustee and the Company are not able to agree on the value of the Company's Market Capitalization, then the average Market Price for any particular day or over the disputed period shall be calculated promptly at the Company's expense by a reputable investment bank selected by the Trustee.

       "Market Price" means, on any given day, the daily closing sale price of the Common Stock for a Stock Exchange Business Day on the AMEX or, if not quoted on the AMEX, then on an Alternative Stock Exchange, but if the Common Stock is not quoted on the AMEX or an Alternative Stock Exchange, then the Market Price for any particular day shall be calculated promptly at the Company's expense by a reputable investment bank selected by the Trustee.

       "Marketable Securities" means any "security" (as such term is defined in Section 2(1) of the Securities Act) of any Person listed, admitted to trading or quoted on the New York Stock Exchange, the AMEX or any Alternative Stock Exchange.

       "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

       "Noteholder" means a Person who is the bearer of any Note.

       "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

       "Offering Circular" means that certain Final Offering Circular dated May 26, 1998, together with all supplements and amendments thereto.

       "Officers' Certificate" means a certificate signed by the Chairman, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Any one individual holding the requisite titles may sign and deliver an Officer's Certificate without cosignature of another individual with a requisite title.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

       "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (1) Notes heretofore cancelled by the Paying and Conversion Agent or delivered to the Paying and Conversion Agent for cancellation; (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (3) Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and (4) Notes which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have taken any Act or given or made any Extraordinary Resolution or other request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company (other than Persons whose Affiliate relationship arises solely from ownership of Conversion Shares) or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

       "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company. Pursuant to the terms hereof, the Company has initially appointed Midland Bank plc as the Principal Paying Agent and Kredietbank S.A. Luxembourgeoise as the Luxembourg Paying Agent.

       "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

       "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued on or after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

       "Presentation Date" means the date on which a Note is presented by a Noteholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be.

       "Principal Paying and Conversion Agent" means any Person authorized by the Company to act as the principal paying and conversion agent for the Notes until a successor Principal Paying and Conversion Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Principal Paying and Conversion Agent" shall mean such successor Principal Paying and Conversion Agent. Pursuant to the terms hereof, the Company has initially appointed Midland Bank plc as the Principal Paying and Conversion Agent.

       "Principal Subsidiary" means a Subsidiary of either the Company or any
Subsidiary:

              (a) whose gross assets represent 10 percent or more of the consolidated gross assets of the Group as calculated by reference to the then latest audited financial statements of the Group; or

              (b) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Company which immediately prior to such transfer is a Principal

Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (b) (but without prejudice to the provisions of sub-paragraph (a) above), upon publication of its next audited financial statements; and

              (c) and shall include, for the avoidance of doubt, Harken Exploration Company, Harken Energy West Texas, Inc., Harken Southwest Corporation, Search Acquisition Corp., and Harken de Colombia, Ltd.

       "Property" or "Properties"means any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

       "QUIB" means a qualified institutional buyer within the meaning of Rule 144A.

       "Redemption by Conversion" has the meaning specified in Section 11.10.

       "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

       "Redemption Price," when used with respect to any Note and Coupons to be redeemed, means the price at which they are to be redeemed pursuant to the terms hereof, plus accrued interest to the Redemption Date if applicable, expressed in a number of Conversion Shares into which such Note and Coupon shall be converted in the event the Notes and/or Coupons are to be redeemed for Shares and, in the event of any other redemption, a cash amount.

       "Regulation S" means Regulation S under the Securities Act as in effect on the date hereof or as such Regulation may hereafter be amended and deemed applicable to the Notes.

       "Relevant Date" means the date on which the payment first becomes due; provided, that if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it shall mean the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Company in accordance with Section 1.08.

       "Responsible Officer," when used with respect to the Trustee, means any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

       "Rights Agreement" has the meaning specified in Section 10.17.

       "Rule 144A" means Rule 144A, as amended, promulgated by the Commission pursuant to the Securities Act.

       "Rule 144" means Rule 144, as amended, promulgated by the Commission pursuant to the Securities Act.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time by the Commission pursuant thereto.

       "Shares" means the common stock, par value U.S.$0.01, of the Company (and all other (if any) shares or stock resulting from any sub-division, consolidation or reclassification of such shares).

       "Special Conversion Right" means the right of the Holder or the Trustee to require the conversion of Notes into shares of Common Stock pursuant to
Section 12.12.

       "Stated Maturity," when used with respect to any Indebtedness or any instalment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such instalment of principal or interest is due and payable.

       "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which the AMEX or the Alternative Stock Exchange, as the case may be, is open for business.

       "Subordinated Obligation" means any Indebtedness of the Company outstanding on such date which is contractually subordinate or junior in right of payment to the Notes. Notwithstanding the immediately preceding sentence, any Indebtedness and shares of Preferred Stock issued by any Subsidiary shall, for purposes of this definition, be treated as Subordinated Obligations.

       "Subsidiary" of any Person means any Corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company or one or more of the Principal Subsidiaries.

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

       "Unexercised Note" means any Note with respect to which Conversion Rights have not been exercised by the Noteholder.

       "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

       "U.S. Person" means any Person who is a "U.S. person" as defined in Regulation S.

       "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

       SECTION 1.02  Other Definitions.

              Term                                Defined in Section
              ----                                ------------------
              5.5% Senior Notes                                  3.01
              Agency Agreement                                  10.02
              Bearer Notes                                       2.01
              Commencement Date                                 12.04
              Covenant defeasance                               13.03
              Current Event                                     12.04
              Expiration Time                                   12.04
              legal defeasance                                  13.02

              Notice                                             1.08
              Other Event                                       12.04
              Permanent Global Note                              2.01
              Reference Date                                    12.04
              Temporary Global Note                              2.01

       SECTION 1.03  Rules of Construction.

       For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) all the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (c) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

              (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

              (e)    "or" is not exclusive;

              (f) all references to $, U.S.$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

              (g)    provisions apply to successive events and transactions;

              (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

              (i) all references to Terms or Conditions refer to the Terms and Conditions of the Notes unless otherwise indicated.

       SECTION 1.04  Compliance Certificates and Opinions.

       Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, with respect to (i) any application or request to make an optional redemption or Mandatory Conversion and (ii) upon the request of the Trustee, any other application or request, furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

       SECTION 1.05  Form of Documents Delivered to Trustee.

       In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

       SECTION 1.06  Acts of Noteholders.

              (a) Any Extraordinary Resolution, request, demand, authorization, direction, declaration, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Company, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

              (c) Any Extraordinary Resolution, request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon conversion or redemption thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

       SECTION 1.07  Notices, Etc., to Trustee and Company.

       Any request, demand, authorization, direction, declaration, notice, consent, waiver, Extraordinary Resolution or Act of Noteholders or other document provided or pertained by this Indenture (herein collectively called "Notice") to be made upon, given or furnished to, or filed with:

              (a) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, Marine Midland Bank, 140 Broadway, New York, New York 10005-1180, Attention:
Corporate Trust Services - Harken, Tel. (212) 658-1000, Fax. (212) 658-6425, or

              (b) the Company by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Company addressed to it at the address of its principal office which shall initially be: Harken Energy Corporation, 5605 North MacArthur Boulevard, Suite 400, Irving, Texas 75038, Attention: Bruce N. Huff, President and Chief Operating Officer, Tel. (972) 753-6939, Fax. (972) 753-6926, with a copy to Larry E.
Cummings, General Counsel, Tel. (972) 753-6932, Fax. (972) 753-6963.

       Any Notice to be given hereunder by any party to another shall be in writing and in English (by letter, telex or fax) delivered in person or by courier service requiring acknowledgment of delivery, mailed by first class mail, postage prepaid, or sent by fax or telex to the addressee (including telecopier number, if applicable) set forth herein. Except for notices to the Trustee, Notice given by mail, fax, personal delivery or courier service shall be effective upon actual receipt. Notice given by telex shall be effective upon receipt by the sender of the addressee's answer-back at the end of transmission, provided that any such Notice or other communication which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding Business Day in the place of the addressee. A party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

       SECTION 1.08  Notice to Noteholders; Waiver.

       Where this Indenture provides for notice of any event to Noteholders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published in the Authorized Newspapers. Neither the Trustee nor the Company need give any notice to the Couponholders and such Couponholders will be deemed to have notice of the contents of any notice given to the Noteholders in accordance with this Section.

       In case by reason of any cause it shall be impracticable to publish notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

       SECTION 1.09  Effect of Headings and Table of Contents.

       The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 1.10  Successors and Assigns.

       All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       SECTION 1.11  Separability Clause.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, to the extent permitted by law, shall not in any way be affected or impaired thereby.

       SECTION 1.12  Benefits of Indenture.

       Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent and their respective successors hereunder, and the Noteholders any legal or equitable right, remedy or claim under this Indenture.

       SECTION 1.13  Governing Law.

       THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

       SECTION 1.14  Legal Holidays.

       In any case where any Interest Payment Date, Conversion Date, Redemption Date or Stated Maturity or Maturity of any Note or Coupon shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or Coupons) payment of interest or principal or any other payment required to be made on such date need not be made on such date, but shall be made on the immediately following Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity.

                                  ARTICLE TWO

                               FORMS OF THE NOTES

       SECTION 2.01  Forms Generally.

       The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by applicable law or rules or regulations thereunder or as may, consistently herewith, be determined by the officer or officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof.

       The definitive Notes shall be typed, printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner as determined by the officers of the Company executing such Notes, as evidenced by their execution in accordance with Section 3.03 of such Notes.

       The Notes shall be known as the "5% Senior Convertible Notes Due 2003" of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated as of May 26, 1998.

       The terms and provisions contained in the form of the Bearer Notes annexed hereto as Exhibit A, in the form of the Temporary Global Note annexed hereto as Exhibit B-1, and in the form of the Permanent Global Note annexed hereto as Exhibit B-2 shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       The Notes shall be issued initially in the form of a temporary global bearer note substantially in the form set forth in Exhibit B-1 (the "Temporary Global Note") deposited with the Common Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Temporary Global Note may from time to time be decreased by adjustments made on the records of the Common Depository or its nominee, as hereinafter provided. On or after the first anniversary of the Closing Date, the Temporary Global Note shall be replaced by and exchanged for a permanent global bearer note substantially in the form set forth in Exhibit B-2 (the "Permanent Global Note"), in an aggregate principal amount equal to the then-outstanding aggregate principal amount of the Temporary Global Note, deposited with the Common Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Permanent Global Note may from time to time be decreased by adjustments made on the records of the Common Depository or its nominee, as hereinafter provided.

       The Notes offered and sold, other than as described in the preceding paragraph, shall be issued in the form of permanent certificated Notes in bearer form in substantially the form set forth in Exhibit A (the "Bearer Notes") and in an aggregate maximum principal amount equal to the outstanding aggregate principal amount of the Permanent Global Note or the Temporary Global Note, as the case may be immediately prior to issue.

       The Terms and Conditions contained in the form of the Bearer Notes annexed hereto as Exhibit A are expressly incorporated by reference herein. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent of any conflict between the Terms and Conditions and the provisions of this Indenture, the Terms and Conditions shall control the interpretation of the terms of the Note and this Indenture.

       SECTION 2.02  Restrictive Legends.

       Each of the Temporary Global Note and the Permanent Global Note shall bear the following legend on the face thereof:

       "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, CONVERTED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY `U.S. PERSON' (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THE NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE AVAILABLE. NO HEDGING TRANSACTIONS INVOLVING THIS NOTE MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED."

       Each Bearer Note and Coupon thereto shall bear the following legend on the face thereof:

       "NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS NOTE (THE `SHARES') HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

       PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS NOTE (OR PREDECESSOR SECURITY HERETO), THIS NOTE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A (`RULE 144A') UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A `QUALIFIED INSTITUTIONAL BUYER' WITHIN THE MEANING OF RULE 144A (a `QUIB') PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
       (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED

       STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

       AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THIS NOTE (OR PREDECESSOR SECURITY), THIS NOTE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

       IF THE HOLDER OF THIS NOTE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

       NO HEDGING TRANSACTIONS INVOLVING THIS NOTE OR THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

       ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED."

In the event that Regulation S is amended during the period while any Note or Coupon remains outstanding and the Company determines that the foregoing restrictive legends are required to be amended as a result thereof or additional or different procedures are required in connection with the trading of such securities, the Company shall provide the Trustee with notice pursuant to Section 1.09 and the Noteholders pursuant to Section 1.08 setting forth the revised form of restrictive legends and other procedures that the Company believes are required and shall provide the Trustee with an Opinion of Counsel to the effect that such restrictive legends are required to be amended or that such procedures are required to be adopted and observed. The form of Bearer Note set forth at Exhibit A, the Temporary Global Note set forth at Exhibit B-1, and the Permanent Global Note set forth at Exhibit B-2 and any Notes issued shall be deemed to be so amended effective at the date of such notice to the Trustee.

       Conversion Shares that may be issued prior to the date such Conversion Shares would be Freely Tradable, and any Conversion Shares that may be issued to affiliates of the Company (as defined in Rule 144), shall bear the following legend on the face thereof:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE `SHARES') HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

       PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THE SHARES (OR PREDECESSOR SECURITY HERETO), THE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A (`RULE 144A') UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (a `QUIB') PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT,

       OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

       AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THE SHARES (OR PREDECESSOR SECURITY), THE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

       IF THE HOLDER OF THE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

       NO HEDGING TRANSACTIONS INVOLVING THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

       THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN HARKEN ENERGY CORPORATION (THE `COMPANY') AND CHASEMELLON SHAREHOLDER SERVICES L.L.C., AS RIGHTS AGENT, DATED AS OF APRIL 6, 1998 AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE `RIGHTS AGREEMENT'), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF

       WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE."


                                 ARTICLE THREE

                                   THE NOTES

       SECTION 3.01  Terms.

       The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to U.S.$85,000,000, except for Notes authenticated and delivered in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 3.08, 9.05 or 11.08. Their Stated
Maturity shall be May 26, 2003, and they shall have the rights and shall bear interest at the rate per annum specified therein from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears, and thereafter as provided in the Notes and at said Stated Maturity, until the principal thereof is paid or duly provided for.

       The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of London, or at such other office or agency of the Company as may be maintained for such purpose.

       The Notes shall be convertible as provided in Article Twelve.

       The Notes shall be redeemable as provided in Article Eleven.

       The Notes shall rank pari passu with the 5.5% Senior Notes Due 2002 of the Company (the "5.5% Senior Notes").

       The Notes shall be senior in right of payment to Subordinated Obligations as provided in Article Fourteen.

       SECTION 3.02  Denominations.

       The Notes shall be issuable only in bearer form and, in the case of Bearer Notes, with Coupons attached thereto, and shall be issuable only in the denomination of $10,000.

       SECTION 3.03  Execution, Authentication, Delivery and Dating.

       The Notes shall be executed on behalf of the Company by its Chairman, a Vice Chairman, its President or a Vice President under a facsimile of its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

       Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

       At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee or the Authenticating Agent in accordance with such Company Order shall authenticate and deliver such Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $85,000,000 except for Notes authenticated and delivered in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05 or 3.08.

       Each Note shall be dated as of May 26, 1998.

       No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee or the Authenticating Agent by manual or facsimile signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

       In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its Properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee or an Authenticating Agent, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.

       SECTION 3.04  Maintenance of A Common Depository; Temporary Notes.

       If the Common Depository notifies the Company that it is unwilling or unable to continue as Common Depository for the Permanent Global Note or the Temporary Global Note, the Company shall use its best efforts to identify and appoint a successor depository within 90 days of such notice. Pending the preparation of definitive Notes, if required pursuant to this Indenture, but in no event prior to September 1, 1998, the Company may execute, and upon Company Order the Trustee or an Authenticating Agent shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in the Authorized Denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

       If temporary Notes are required to be issued pursuant to this Indenture, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the Authorized Denomination.
Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

       SECTION 3.05  Exchange.

       Upon surrender for exchange of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the Authorized Denomination or denominations of a like aggregate principal amount.

       Furthermore, any Holder of the Temporary Global Note or the Permanent Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

       All Notes issued upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such exchange.

       Every Note presented or surrendered for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Trustee, duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing.

       No service charge shall be made for any exchange, conversion or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Notes, other than exchanges pursuant to Sections 3.03, 3.04, 3.05, 3.06, 9.05, or 11.08.

       The Company shall not be required (i) to issue or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption,
(ii) to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to register the transfer of or exchange of any Note during a period beginning five days before the date of Maturity and ending on such date of Maturity.

       SECTION 3.06  Book-Entry Provisions for Global Notes.

              (a) The Global Notes shall be delivered to the Common Depository and shall bear the legends set forth in Section 2.02. Members of, or participants in, Euroclear and Cedel

("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depository, or under such Global Note, and the Common Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Common Depository or shall impair, as between the Common Depository and the Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder.

              (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Common Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Common Depository and the provisions of Section 3.06. Bearer Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note in accordance with the Common Depository's procedures if (i) the Common Depository notifies the Company that it is unwilling or unable to continue as Common Depository for such Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) Euroclear or Cedel is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, or (iii) an Event of Default has occurred and is continuing and the Trustee has received a request from the Common Depository.

              (c) In connection with any transfer of beneficial interests in a Global Note to beneficial owners pursuant to subsection (b) of this Section, the Common Depository shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in the Global Note to be transferred, and the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, one or more Bearer Notes of like tenor and amount.

              (d) In connection with the transfer of the beneficial interests in an entire Global Note to beneficial owners pursuant to subsection
(b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, to each beneficial owner identified by the Common Depository, in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Bearer Notes.

              (e) Any Bearer Note delivered in exchange for an interest in the Global Note pursuant to subsection (b) or subsection (c) of this Section shall bear the applicable legend regarding transfer restrictions applicable to the Bearer Note set forth in Section 2.02.

              (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

              (g) Any Bearer Note delivered in exchange for an interest in the Global Note pursuant to subsection (b) or (c) of this Section will prior to delivery to the Noteholder have all matured Coupons as of such delivery date, which are attached to such Bearer Note, cancelled and voided by the Authenticating Agent.

              (h) Nothing contained herein shall be deemed to authorize any transfers (by book-entry or otherwise) of the Global Note otherwise than in accordance with Regulation S and the Securities Act. Unless otherwise required by applicable law, none of the Company, the Common Depository or the Trustee shall recognize or give effect to any attempt to transfer (by book entry or otherwise) or convert any Note or any interest therein in violation of either Regulation S or the Securities Act.

       SECTION 3.07  Special Transfer Provisions.

       The Noteholders by acceptance of the Notes hereby covenant and agree that neither the Notes nor the Conversion Shares will be offered, sold, transferred, pledged, converted or otherwise disposed of in the United States or to, or for the account or benefit of, any U.S. Person unless the Notes and/or the Conversion Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available.

       SECTION 3.08  Mutilated, Destroyed, Lost and Stolen Notes.

       If (i) any mutilated Note or Coupon is surrendered to the Trustee or the Authenticating Agent, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note or Coupon, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee or an Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or Coupon or in lieu of any such destroyed, lost or stolen Note or Coupon, a new Note or Coupon of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

       In case any such mutilated, destroyed, lost or stolen Note or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note or Coupon, pay such Note or Coupon, as the case may be.

       Upon the issuance of any new Note or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Authenticating Agent) connected therewith.

       Every new Note or Coupon issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note or Coupon shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes or Coupons duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note or Coupon.

       Any new Note issued under this Section 3.08 in lieu of any destroyed, lost or stolen Note shall be issued by the Authenticating Agent with all matured Coupons as of such date of issuance cancelled or voided.

       SECTION 3.09  Payment of Interest; Interest Rights Preserved.

       Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the bearer against presentation and surrender (or in the case of part payment only, endorsement) of the relevant Coupons (if in issue), outside of the United States at the corporate trust office or agency of any Paying Agent maintained for such purpose pursuant to Section 10.02. The Noteholders and Couponholders shall furnish the Common Depository, for delivery to the Company, certifications at November 26, 1998 and May 26, 1999 that the Notes and Coupons either are not held for the account or benefit of a U.S. Person or are held by a QUIB.

       Each such payment will be made at the specified office of any Paying Agent, at the option of the Holder of such Coupon (if in issue), by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with a bank in Europe subject in all cases to any applicable fiscal or other laws and regulations.

       Subject to the foregoing provisions of this Section, each Note delivered under this Indenture in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

       SECTION 3.10  Persons Deemed Owners.

       Subject to the provision of Section 3.14 and except with respect to any unmatured Coupon, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person who is the bearer of any Note or Coupon as the owner of such Note or Coupon for the purpose of receiving payment of principal of and (subject to Sections 3.05 and 3.09) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

       SECTION 3.11  Cancellation.

       All Notes surrendered for payment, conversion, redemption or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it once payment, conversion, redemption or exchange has occurred. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Paying and Conversion Agent for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Paying and Conversion Agent shall be disposed of by the Paying and Conversion Agent in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

       SECTION 3.12  Computation of Interest.

       Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

       SECTION 3.13  ISIN, CUSIP Or Other Identifying Numbers.

       The Company in issuing the Notes may use "ISIN", "CUSIP" or other identifying numbers (if then generally in use), and the Trustee shall use ISIN, CUSIP or other identifying numbers in notices of redemption, conversion or exchange, and any other notice provided for the benefit of the Noteholders, as a convenience to Noteholders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption, conversion or exchange or other notice.

       SECTION 3.14  Prescription.

       Notes and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Notes or the Coupons, as the case may be, subject to the provisions of Section 11.09.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

       SECTION 4.01  Satisfaction and Discharge of Indenture.

       This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of conversion or redemption of Notes herein expressly provided for, the Company's obligations to the Trustee pursuant to
Section 6.06, and the registration obligations in Section 10.15) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

              (a)    either:

                     (i) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost, mutilated or stolen and which have been replaced or paid as provided in Section 3.08 and (2) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                     (ii) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity, within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

              (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

              (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

       Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause
(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

       SECTION 4.02  Application of Trust Money.

       Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                         EVENTS OF DEFAULT AND REMEDIES

       SECTION 5.01  Events of Default.

       "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

              (a) if default is made for a period of five (5) Business Days or more in the payment of interest or principal due in respect of the Notes or any of them; or

              (b) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes, this Indenture, the Company's 5.5% Senior Notes, or the trust indenture pursuant to which such 5.5% Senior Notes were issued, and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy, in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 30 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

              (c) if (i) any other Indebtedness of the Company or any Principal Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever defined) or (ii) any such Indebtedness of the Company or any Principal Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Principal Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or
(iv) any security given by the Company or any Principal Subsidiary for any Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person by the Company or any Principal Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable (following any applicable grace period), provided that in each such case the Indebtedness exceeds in the aggregate U.S.$2,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as the Trustee may in its sole discretion consent to in writing upon receipt of written notice from the Company); or

              (d) if the Company or any Principal Subsidiary shall generally fail to pay its debts as such debts come due (except debts which the Company or such Principal Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, shall consent to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or shall consent to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

              (e) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within 90 calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company); or

              (f) if the Company or any Principal Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking organization under the laws of the Federal Bankruptcy Code or any similar applicable U.S. federal, state or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its Property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

              (g) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Principal Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganization of the Company or any Principal Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. federal, state or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of 90 calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Principal Subsidiary or of all or substantially all of its Property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

              (h) if a warranty, representation, or other statement made by or on behalf of the Company contained in this Indenture, the Notes or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and (except where the Trustee shall have certified to the Company that it considers such falsity to be incapable of remedy, in which case no such notice or continuation as is hereinafter mentioned will be required) such falsity continues for a period of 30 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

              (i) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S.$2,000,000 outstanding against the Company or any Principal Subsidiary which has been outstanding for more than 60 calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

       SECTION 5.02  Acceleration of Maturity; Rescission and Annulment.

       If an Event of Default (other than an Event of Default specified in Section 5.01(f) or 5.01(g)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee upon the request of the Holders of not less than 25% in principal amount of the Outstanding Notes shall, declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Noteholders), and upon any such declaration such principal amount shall become immediately due and payable.

       If an Event of Default specified in Section 5.01(f) or 5.01(g) occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

       At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

              (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (i)    all overdue interest on all Outstanding Notes,

                     (ii) all unpaid principal of any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate prescribed therefor in the Notes,

                     (iii) to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate prescribed therefor in the Notes, and

                     (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

              (b) all Events of Default, other than the non-payment of amounts of principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 5.13.

       No such rescission shall affect any subsequent default or impair any right consequent thereon.

       SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

       The Company covenants that if

              (a) default is made in the payment of any instalment of interest on any Note when such interest becomes due and payable and such default continues for a period of five (5) Business Days, or

              (b) default is made in the payment of the principal of any Note at the Maturity thereof and such default continues for a period of five
(5) Business Days,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the rate prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

       If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

       SECTION 5.04  Trustee May File Proofs of Claim.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceeding, and

              (b) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

       SECTION 5.05  Trustee May Enforce Claims Without Possession of Notes.

       All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

       SECTION 5.06  Application of Money Collected.

       Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST:  To the payment of all amounts due the Trustee under
Section 6.06;

              SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and
              THIRD: The balance, if any, to the Person or Persons entitled thereto.

       SECTION 5.07  Limitation on Suits.

       No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

              (a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default, with a copy of such notice to the Company;

              (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (c) such Noteholder or Noteholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

       SECTION 5.08 Unconditional Right of Holders to Receive Principal and Interest.

       Notwithstanding any other provision in this Indenture, the Holder of any Note or of any Coupon, as the case may be, shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note, of the principal of and (subject to Section 3.09) interest on, such Note on the respective Stated Maturity expressed in such Note or Coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, that all monies paid by the Company to the Paying Agent for the payment of principal or interest on any Note which remain unclaimed at the end of two (2) years after the Stated Maturity or Redemption Date of such Note will be repaid to the Company and the Holder of any Note or Coupon shall thereafter have only the rights of a creditor of the Company or such rights as may be otherwise provided by applicable law.

       SECTION 5.09  Restoration of Rights and Remedies.

       If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

       SECTION 5.10  Rights and Remedies Cumulative.

       Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       SECTION 5.11  Delay or Omission Not Waiver.

       No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

       SECTION 5.12  Control by Noteholders.

       The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that in each case:

              (a) such direction shall not be in conflict with any rule of law or with this Indenture,

              (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

              (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Noteholders not joining in such direction.

       SECTION 5.13  Waiver of Past Defaults.

       Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

              (a) in respect of the payment of the principal of or interest on any Note, or

              (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

       Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

       SECTION 5.14  Waiver of Stay or Extension Laws.

       The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

       SECTION 5.15  Undertaking for Costs.

       All parties to this Indenture agree, and each Holder of any Note by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not be deemed to require any court to require an undertaking or to make such an assessment in any suit instituted by the Company except against the Trustee.


                                  ARTICLE SIX

                                  THE TRUSTEE

       SECTION 6.01  Notice of Defaults.

       Within 90 days after the occurrence of any Default hereunder, the Trustee shall publish notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or

Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

       SECTION 6.02  Certain Rights of Trustee.

              (a) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any Extraordinary Resolution, Act, Notice or other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

              (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

              (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

              (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable fees of Trustee's counsel), and liabilities which might be incurred by it in compliance with such request or direction.

              (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Extraordinary Resolution, Act, Notice or other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

              (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

              (h) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

              (i) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be confused as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or wilful misconduct.

       The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       SECTION 6.03  Trustee Not Responsible for Recitals or Issuance of Notes.

       The recitals contained herein in the Notes, except for the Trustee's certificates of authentication, and in the Coupons, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Coupons or of the Conversion Shares, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

       SECTION 6.04  May Hold Notes.

       The Trustee, any Paying Agent, any Conversion Agent, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and the Coupons and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, any Authenticating Agent or such other agent.

       SECTION 6.05  Money Held in Trust.

       Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

       SECTION 6.06  Compensation and Reimbursement.

       The Company agrees:

              (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or wilful misconduct; and

              (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

       When the Trustee incurs expenses or renders service in connection with an Event of Default specified in Section 5.01 (f) or Section 5.01 (g), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

       As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Notes upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Notes.

       The provision of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee. Any Paying Agent or Authenticating Agent appointed hereunder shall be entitled to the benefits of Section 6.06 (c) as if the indemnity set forth therefor were specifically afforded to such Paying Agent or Authenticating Agent.

       SECTION 6.07  Corporate Trustee Required; Eligibility.

       There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Colombia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

       SECTION 6.08  Resignation and Removal; Appointment of Successor.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

              (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

              (d)    If at any time:

                     (i)    the Trustee shall cease to be eligible under
Section 6.07 and shall fail to resign after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six (6) months, or

                     (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its Property shall be appointed or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, or

                     (iii) the Trustee shall fail or refuse to timely carry out and discharge its duties hereunder,

       then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of such Noteholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of such Noteholder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Noteholders in the manner provided for in Section 1.08. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

       SECTION 6.09  Acceptance of Appointment by Successor.

       Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring Trustee hereunder, whether or not invested. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

       SECTION 6.10  Merger, Conversion, Consolidation or Succession to
Business.

       Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

       SECTION 6.11  Certain Duties and Responsibilities.

              (a) Except during the continuance of an Event of Default with respect to the Notes,

                     (i) the Trustee undertakes to perform such duties and only such duties with respect to the Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Notes shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

              (b) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                     (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Noteholders, given as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

       SECTION 6.12  Meetings of Noteholders.

              (a) The Trustee or the Noteholders may convene a meeting at any time and from time to time to consider any matter affecting the interests of the Trustee or the Holders of the Notes, including the modification of the Terms and Conditions or this Indenture and to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of the Notes.

              (b) The Trustee may at any time call a meeting of the Holders of the Notes for any purpose specified in Section 6.12(a), to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in the City of London, England, as the Trustee shall determine. Notice of every meeting of the Holders of the Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 1.08, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

              (c) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holder of the Notes for any purpose other than specified in Section 6.12(a), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of the Notes in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 1.08.

              (d) To be entitled to vote at any meeting of Holders of the Notes, a Person shall be (i) a Holder of one or more Outstanding Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and the Company, and their respective counsel.

              (e) The quorum at any meeting for passing any Extraordinary Resolution will be one or more Persons present holding or representing 50% or more in principal amount of the Outstanding Notes as of the date of the meeting, or at any adjourned such meeting one or more Persons present whatever the principal amount of the Notes held or represented by such Person and the vote required for passing an Extraordinary Resolution at such meeting will be not less than a majority of the principal amount of the Outstanding Notes and represented at such meeting or adjournment thereof; provided, that at any meeting, the business of which includes the modification of the provisions of the Terms and Conditions (including without limitation Condition 8) and the provisions of this Indenture, the necessary quorum and vote required for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than a majority, or at any adjourned such meeting not less than one-third, of the principal amount of the Outstanding Notes. An Extraordinary Resolution passed at any meeting of the Holders of the Notes will be binding on all Holders of the Notes, whether or not such Noteholders are present at the meeting, and on the Holders of all Coupons.

              (f) The Trustee may agree, without the consent of the Holders of the Notes or the Coupons, to any modification (subject to certain exceptions) of, or to the waiver or authorization of any breach or proposed breach of, any of the Terms and Conditions or any of the provisions of this Indenture which is not, in the reasonable opinion of the Trustee materially prejudicial to the interests of the Holders of the Notes or the Coupons or which is of a formal, minor or technical nature or to correct a manifest error.

       SECTION 6.13  Authenticating Agents.

       The Principal Paying and Conversion Agent may authenticate the Global Note, the Temporary Notes and the Notes, as the Trustee's Authenticating Agent. The Trustee may, with the written consent of the Company, appoint an additional Authenticating Agent acceptable to the Company with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange or substitution pursuant to this Indenture.

       Notes authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. The Notes shall have endorsed thereon the certificate of authentication set forth in Exhibits A and B hereto. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, the District of Colombia, Luxembourg, or England and Wales authorised under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.13.

       Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section

6.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

       An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company.

       The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for this service under Section 6.13.

                                 ARTICLE SEVEN

                   NOTEHOLDERS' LISTS AND REPORTS BY COMPANY

       SECTION 7.01  Disclosure of Names and Addresses of Noteholders.

       Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders regardless of the source from which such information was derived.

       SECTION 7.02  Reports by Company.

       The Company shall:

              (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then, on the 120th day following the initial issuance of the Notes and annually thereafter, it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

              (b) file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.


                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

       SECTION 8.01  Company May Consolidate, Etc., Only on Certain Terms.

       The Company will not merge or consolidate with or sell, convey, transfer or lease or otherwise dispose of all or substantially all of its assets substantially as an entirety to any Person, unless:

              (a)    either (i) the Company shall be the surviving Person or
(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the Properties and assets of the Company substantially as an entirety (1) shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Colombia and (2) shall expressly assume, by a trust indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

              (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

              (c) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article 9 and that all conditions precedent herein provided for relating to such transaction have been complied with.

       SECTION 8.02  Successor Substituted.

       Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the Properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

       SECTION 9.01  Supplemental Indentures Without Consent of Noteholders.

       Without the consent of any Noteholders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or

              (b) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Company; or

              (c)    to add any additional Events of Default; or

              (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

              (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Noteholders in any material respect; or

              (f)    to secure the Notes pursuant to the requirements of
Section 10.11 or otherwise.

       SECTION 9.02  Supplemental Indentures with Consent of Noteholders.

       With the consent of the Noteholders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Noteholders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

              (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or

              (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

              (c) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, that this clause shall not be deemed to require the consent of any Noteholder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and elsewhere, or the deletion of this proviso, in accordance with the requirements of Section 6.09 and 9.01(d), or

              (d) modify any of the provisions of Section 10.11 or any of the provisions of this Indenture relating to the subordination of the Note in a manner adverse to the Holders thereof.

       It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

       SECTION 9.03  Execution of Supplemental Indentures.

       In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.11) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       SECTION 9.04  Effect of Supplemental Indentures.

       Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

       SECTION 9.05  Reference in Notes to Supplemental Indentures.

       Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

       SECTION 9.06  Notice of Supplemental Indentures.

       Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.08, setting forth in general terms the substance of such supplemental indenture.

                                  ARTICLE TEN

                                   COVENANTS

       SECTION 10.01 Payment of Principal and Interest.

       The Company covenants and agrees for the benefit of the Noteholders and the Couponholders that it will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

       SECTION 10.02 Maintenance of Office or Agency.

       The Company will maintain in Luxembourg and in not less than one other European city an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for conversion or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Luxembourg Paying Agent at 43 Boulevard Royal, L-2955 Luxembourg and the corporate trust office of the Principal Paying Agent at Mariner House, Pepys Street, London EC3N 4DA, England shall be such offices or agencies of the Company, unless the Company shall designate and maintain some other offices or agencies for one or more of such purposes pursuant to the terms of that certain Paying and Conversion Agency Agreement of even date herewith (the "Agency Agreement"). The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

       The Company may also from time to time designate one or more other offices or agencies (in or outside of Europe) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Europe for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

       SECTION 10.03 Money for Payments to Be Held in Trust.

       If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

       Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 3:00 p.m. (London time) on the Business Day immediately preceding each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

       Pursuant to the terms of the Agency Agreement, each Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

              (a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

              (b) give the Trustee notice of any Default by the Company in the making of any payment of principal or interest; and

              (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

       Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the Authorized Newspapers, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

       SECTION 10.04 Corporate Existence.

       The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer in the best interests of the Company and its Principal Subsidiaries as a whole and the conduct of their collective businesses, and that the loss thereof is not disadvantageous in any material respect to the Noteholders; and provided, further, that nothing contained in this Section 10.04 shall prohibit any transaction permitted by Article Eight or Sections 10.13.


       SECTION 10.05 Payment of Taxes and Other Claims.

       The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Principal Subsidiary or upon the income, profits or Property of the Company or any Principal Subsidiary and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any Principal Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

       SECTION 10.06 Maintenance of Properties.

       The Company will cause all Properties owned by the Company or any Principal Subsidiary or used or held for use in the conduct of its business or the business of any Principal Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Principal

Subsidiary and not disadvantageous in any material respect to the Noteholders, and provided, further, that nothing contained in this Section 10.06 shall prohibit any transaction permitted by Article Eight or Section 10.11.

       SECTION 10.07 Insurance.

       The Company will at all times keep all of the Company's and its Principal Subsidiaries' Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that Property of similar character is usually so insured by Corporations similarly situated and owning like Properties in similar geographic areas in which the Company or such Principal Subsidiary operates; provided that such insurance is generally available at commercially reasonable rates, and provided further that the Company or such Principal Subsidiary may self-insure directly or through captive insurers or insurance cooperatives, to the extent that the Company determines that such practice is consistent with prudent business practices. Such insurance shall be in such amount, on such terms, in such forms and for such periods as are customary for similarly situated Persons in the Company's industry or in insurance markets available to the Company.

       SECTION 10.08 Statement by Officers as to Default.

       The Company will deliver to the Trustee at its Corporate Trust Office, within 120 days after the end of each fiscal year, a brief Officers' Certificate including a statement by the officer executing such certificate that in the course of performing his or her duties as an officer of the Company such officer would normally obtain knowledge of (i) whether or not any Default exists in the performance and observation of any terms, provisions and conditions of this Indenture and (ii) whether or not the Company has otherwise kept, observed, performed and fulfilled its obligations under this Indenture in all material respects. Such Officers' Certificate shall further state, as to the officer signing such certificate, to the knowledge of such officer, as of the date of such Officers' Certificate, (i) whether or not any Default exists,
(ii) whether or not the Company during the preceding fiscal year kept, observed, performed and fulfilled in all material respects each and every covenant and obligation of the Company under this Indenture and (c) whether or not there was any Default in the performance and observance of any of the terms, provisions or conditions of this Indenture during such preceding fiscal year. If the officer signing the Officers' Certificate knows of such a Default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such Default and its status with particularity. The Company shall also promptly notify the Trustee if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date. For purposes of this Section 10.08, such compliance shall be determined without regard to any period of grace granted by the Trustee or requirement of notice under this Indenture.
The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken or is taking or proposes to take with respect thereto.

       SECTION 10.09 Provision of Financial Statements.

       Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Trustee the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company has filed with the Commission or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Noteholder at the Company's cost.

       SECTION 10.10 Limitation on Other Indebtedness.

       Neither the Company nor any Principal Subsidiary will create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that is senior (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor) in right of payment to the Notes; provided, however, that the Company and/or a Principal Subsidiary may incur and become liable with respect to Indebtedness which is senior in right of payment to the Notes provided (i) such Indebtedness is incurred in connection with purchase money obligations in respect of any Property or assets purchased after the Closing Date or to pay all or a portion of the purchase price of Property or assets acquired by the Company and/or by a Principal Subsidiary after the Closing Date, (ii) if the Company and/or a Principal Subsidiary shall grant a security interest in existing Property or assets, the Company shall, at all times when any such Indebtedness is outstanding, maintain a negative pledge covering other Property and assets which are not subject to any security interest senior in right of payment to the Notes with an asset value coverage ratio, being the quotient of (a) the fair market value of the assets covered by the negative pledge to (b) the aggregate principal amount of the Notes then Outstanding, equal to or greater than 1.5 to 1.0, or (iii) if such Indebtedness is incurred in connection with project finance transactions by the Company and/or a Principal Subsidiary, such Indebtedness will be recourse only to the project and/or project assets so encumbered, except to the extent a corporate guarantee by the Company and/or a Principal Subsidiary may be required in connection therewith. All such Indebtedness as contemplated under provisos (i), (ii), and
(iii) above to the extent it ranks senior to the Notes shall rank senior to the Notes only as to payment from the assets or Property encumbered and shall rank pari passu to the Notes for all other purposes.

       SECTION 10.11 Limitation on Liens.

       The Company will not, and will not permit any of its Principal Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind securing any Indebtedness that is senior to (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor) the Notes (including any assumption, guarantee or other liability with respect thereto by any of its Principal Subsidiaries) upon any Properties of the Company or any of its Subsidiaries, unless the Notes are equally and ratably secured or rank prior to the Indebtedness secured by such Lien; provided, however, that such Liens may be incurred if the Indebtedness secured by such Lien is contractually subordinated to the Indebtedness represented by the Notes in a manner satisfactory to the Trustee, and except that Liens may be incurred securing Indebtedness which is senior Indebtedness permitted under the provisos set forth in Section 10.10 (provided that the Property encumbered by the Lien is limited to, in the case of proviso (iii), the project and/or project assets and to, in the case of proviso (i), the Property acquired by the Company and/or by a Principal Subsidiary with the proceeds of the Indebtedness).

       SECTION 10.12 Waiver of Certain Covenants.

       The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.03 or Sections 10.05 through 10.07, 10.09 through 10.11 if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Noteholders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

       SECTION 10.13 Restrictions on Charter Amendments.

       The Company will not amend its Certificate of Incorporation or Bylaws except as required by law or except to the extent that such amendment would not have a material adverse effect on (a) the ability of the Company to perform its obligations under this Indenture or the Notes or (b) the rights of the Noteholders, except that neither (i) increases in the number of Shares and issuance thereof with related securities, nor (ii) designations of Preferred Stock of the Company, modifications of the terms of such designations and issuance thereof with related securities, nor (iii) modification or expansion of the indemnity provisions provided by the Company to its directors and officers, nor (iv) change of the Company's registered agent shall be deemed an amendment hereunder.

       SECTION 10.14 United States Withholding and Reporting Requirements.

       To the extent permitted by law, the Company will provide to the Trustee, the Paying Agents or to any Noteholder such statements, certificates or other documentation concerning the organization or operations of the Company as may be reasonably necessary to establish any exceptions or exemptions from United States federal income tax withholding and reporting requirements.

       SECTION 10.15 Registration of Shares and Maintenance of Listings for Notes and Shares.

       The Company shall file a registration statement on Form S-3 (or such other form as the Company may determine is appropriate) at the earliest practicable date, but in any event prior to thirty (30) days following the Closing Date, in respect of all Conversion Shares that may be issuable at any time upon the conversion of the Notes. The Company shall use its best efforts to cause the Commission to declare such registration statement (and any necessary amendments thereto) effective. The Company shall also use its best efforts to maintain the effectiveness of such registration statement, and to refile such a registration statement from time to time in the event its effectiveness lapses, until all Conversion Shares that either issued or that may be issued are Freely Tradable in the United States.

        The Company shall use its best efforts to list the Notes on the Luxembourg Stock Exchange and maintain such listing until all Notes have been converted, redeemed, or paid in full. In addition, while any Conversion Right remains exercisable, the Company will use its best efforts to maintain a listing for all the issued Shares on the AMEX, it being understood that if the Company is unable to obtain or maintain such listing of Shares, to obtain and maintain a listing of all the Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time (with the written consent of the Trustee) determine, it will forthwith give notice to the Noteholders in accordance with Section 1.08 of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by AMEX or any such Alternative Stock Exchange. To the extent that the maintenance of such a listing is within the reasonable control of the Company and to the extent the Company has reasonable control over the timing of any delisting or loss of quotation, the Company shall not take any action or omit to take any action which could lead to such delisting or loss without giving the Noteholders notice, in accordance with Section 1.08, at least ninety (90) days in advance of the taking of such action or the making of such omission (and, if either ninety (90) days notice can not be given or if the action or omission has occurred, then within one Business Day after the Company becomes aware of an appreciable risk of such delisting or loss).

       SECTION 10.16 Use of Proceeds.

       The Company shall utilize the net proceeds of the Notes for the following purposes: (i) working capital, (ii) domestic and/or international acquisitions, (iii) domestic and international exploration and development,
(iv) other purposes consistent with the previous business practices of the Company and its Subsidiaries and (v) other business purposes which the Noteholders may approve by Extraordinary Resolution.

       SECTION 10.17 Rights Agreement.

       Holders of Conversion Shares shall be entitled to all the rights and benefits that accrue to holders of Common Stock under the Rights Agreement dated April 6, 1998 between ChaseMellon Shareholder Services L.L.C., as Rights Agent, and Harken Energy Corporation, as amended from time to time (the "Rights Agreement"). The Company agrees not to amend the Rights Agreement in any manner which would prejudice the rights of holders or potential holders of Conversion Shares relative to the rights of holders of Common Stock who are entitled to the benefit of the Rights Agreement.


                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

       SECTION 11.01 Right of Redemption.

       At any time after May 26, 2002, the Notes may be redeemed, at the election of the Company, as a whole or from time to time in part in accordance with this Article Eleven. Prior to such time and on giving notice pursuant to
Section 11.05, the Company may redeem all of the Notes for the time being outstanding at their principal amount, together with interest accrued to the Redemption Date, in the event that prior to the date of such notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of 85% or more in principal amount of the Notes. Redemption shall be subject to the conditions specified in the form of Note and shall be made at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to and including the Redemption Date, but only to the extent that all unmatured Coupons (if applicable) are attached to such Notes.

       SECTION 11.02 Applicability of Article.

       The redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

       SECTION 11.03 Election to Redeem; Notice to Trustee.

       The action of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption pursuant to Section 11.01, the Company shall, at least 30 days and not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

       SECTION 11.04 Selection by Trustee of Notes to Be Redeemed.

       If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $10,000. The Noteholders do not have a right to a prorated redemption.

       The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

       For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

       If the Company shall so direct, Notes registered in the name of the Company or any Subsidiaries shall not be included in the Notes selected for redemption.

       SECTION 11.05 Notice of Redemption.

       Notice of redemption shall be given in the manner provided for in
Section 1.08 not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

       All notices of redemption shall state:

              (a)    the Redemption Date;

              (b)    the Redemption Price;

              (c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

              (d) that on the Redemption Date the Redemption Price (together with accrued and unpaid interest, if any, to the Redemption Date payable as provided in Section 11.07, but only with respect to Notes with all unmatured Coupons (if applicable) attached) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date;

              (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

              (f) pursuant to Section 3.13, any ISIN, CUSIP or other identifying numbers relating to the Notes; and

              (g) in the event of a redemption pursuant to Section 11.10, the amount of the conversion premium, if any.

       Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. In the event of a redemption pursuant to Section 11.10, notice in the form set forth in Exhibit E shall also be given, in the manner provided for in Section 1.08, together with the notice referenced above.

       SECTION 11.06 Deposit of Redemption Price.

       Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on that date.

       SECTION 11.07 Notes Payable on Redemption Date.

       Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date, subject to the delivery of all unmatured and matured but unpaid Coupons (if applicable)), and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date, to the extent that all matured and unpaid and unmatured Coupons, if any, are attached; provided, however, that instalments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, according to their terms.

       If any Note called for redemption shall not be so paid upon surrender by the Noteholder as prescribed hereunder thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Notes. In the event that the Company shall default in making payment in full in respect of any Note which shall have been called for redemption prior to May 27, 2003, on the Redemption Dates the Conversion Right attaching to such Note will continue to be exercisable (unless previously exercised by the Trustee or the Company) up to, and including the close of business (at the place where the Note is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Note has been duly received by the Trustee or the Principal Paying Agent or, if earlier, May 26, 2003.

       SECTION 11.08 Surrender of Notes

       Each Note should be presented for redemption together with all unmatured Coupons (if applicable) relating to such Note. If such Coupons are not so presented, the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of six (6) years after the Relevant Date in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 10), or if later, five (5) years after the date on which such Coupon would have become due, but not thereafter.

       SECTION 11.09 Conversion on Redemption

              (a) The Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date four (4) Business Days prior to, and ending at the close of business on the Business Day prior to the Redemption Date of any of the Notes, elect by notice in writing to the Company to convert, as of such Redemption Date, the aggregate number of Unexercised Notes due for conversion on such date into Shares at the Conversion Price applicable at such Redemption Date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by a reputable independent investment bank appointed by it that the net proceeds of an immediate sale of the Shares arising from such conversion (disregarding any liability (other than a liability of the Trustee) such as tax or the payment of any capital, stamp, issue or registration duties consequent on conversion) would be likely to exceed by 5 percent or more the amount of redemption monies and interest which would otherwise be payable.

              (b) Subject to applicable law, the Trustee shall arrange for the sale on behalf of the Holders of the Unexercised Notes of the Shares issued on such conversion as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation or the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that allotment and sale thereof) the net proceeds of sale together with accrued and unpaid interest payable [under Condition 6(C)(iv) of the Terms and Conditions of the Notes] in respect of such Unexercised Notes (if any) shall be held by the Trustee and distributed by the Principal Paying Agent rateably to the Holders of such Unexercised Notes against due presentation in accordance with Condition 5 of the Terms and Conditions of the Notes. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Company in respect of such Unexercised Notes.

       SECTION 11.10 Redemption by Conversion

              Commencing November 26, 2002, the Company may elect to redeem up to fifty percent (50%) of the Notes then Outstanding in accordance with this Article Eleven by requiring their immediate conversion pursuant to Article Twelve; provided, however, that on or after May 26, 2003, regardless of whether this right has previously been exercised, the Company may so redeem up to 100% of the Notes then Outstanding. The Conversion Price for purposes of this Section 11.10 shall be a price per share equal to the average of the Market Price of the Common Stock over the 30 calendar days immediately preceding the date of notice of such redemption, subject to appropriate adjustments to account for the effects of dividends, distributions, stock splits, recapitalizations and similar events. Each Note will be redeemed for the number of shares of Common Stock equal to 110% of the sum of face value of the Note plus interest accrued and unpaid thereon divided by the Conversion Price; provided, however, that if the Market Capitalization is less than $500 million, each Note will be redeemed for the number of shares of Common Stock equal to 115% of the sum of the face value of the Note plus interest accrued and unpaid thereon divided by the Conversion Price. If the Company elects to redeem less than all of the Notes pursuant to this Section 11.10, the Trustee will select which Notes to so redeem by lot, random or such method as it deems fair and appropriate.


                                 ARTICLE TWELVE

                                   CONVERSION

       SECTION 12.01 Conversion Right and Conversion Price.

              (a) Subject to and upon compliance with the provisions of this Article, any Note may be converted at the option of the Noteholder, either during the Conversion Period or pursuant to the Special Conversion Right set forth in Section 12.12, at the principal amount thereof (plus, in the case of any conversion pursuant to Sections 11.10, 12.11, or 12.12, any interest accrued and unpaid thereon) into fully paid and non-assessable Conversion Shares at the Conversion Price.

              (b) The Conversion Price shall be adjusted in certain instances as provided in Section 12.04.

              (c) Except as otherwise provided in this Indenture, a holder of shares of Common Stock issued on conversion of Notes shall not be entitled to any rights for any Record Date which precedes the relevant Conversion Date or Mandatory Conversion Date, as the case may be.

       SECTION 12.02 Exercise of Conversion Right.

              (a) In order to exercise the Conversion Right, the Noteholder to be converted shall provide notice to the Conversion Agent that it intends to exercise its Conversion Right and the Noteholder shall surrender such Bearer Note or Notes and (if applicable) all unmatured Coupons, including the one for the next due interest payment, to the Conversion Agent at its corporate trust offices, or such other office of any Conversion Agent as published in the Authorized Newspapers from time to time, accompanied by written notice (as set forth in Exhibit C hereto) to the Conversion Agent that the Noteholder elects to convert such Note. A Conversion Notice once delivered shall be irrevocable.

              (b) Notes shall be deemed to have been converted on the Conversion Date, and at such time, except as provided in this Section 12.02 below, the rights of the Noteholders as Noteholders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver through the Conversion Agent at the Conversion Agent's office or agency a certificate or certificates for the number of fully paid shares of Common Stock issuable upon such conversion. The Conversion Agent shall deliver the share certificate or certificates in accordance with the instructions set forth in the notice of exercise of Conversion Rights.

              (c) If the Conversion Date is a date other than an Interest Payment Date the Company shall not pay and the Noteholder shall not be entitled to receive any interest accrued on the Notes from the last Interest Payment Date prior to the Conversion Date; provided, however, that interest shall accrue through the Conversion Date or Mandatory Conversion Date, as the case may be, in the event of a conversion pursuant to Sections 11.10, 12.11, or 12.12.

              (d) No Noteholder will be entitled upon conversion thereof to any payment or adjustment on account of interest on the Notes or dividends on the shares of Common Stock issued in connection therewith save as provided herein.

       SECTION 12.03 Calculation of Shares Issued on Conversion and Fractions of Shares.

              (a) The number of Shares to be issued on conversion of a Note will be determined by dividing the principal amount of the Note to be converted (plus any interest accrued pursuant to Sections 11.09, 11.10, 12.11 or pursuant to applicable law) by the Conversion Price in effect on the Conversion Date and adding any Shares issuable pursuant to Section 12.03(b), with the result being rounded down to the nearest whole number. No cash in lieu of or fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Noteholder, the number of full Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

              (b) Holders of Notes voluntarily converted during the Conversion Period and prior to November 26, 1998 will receive on such conversion a premium in the number of Shares to be issued on such conversion determined based on the aggregate principal amount of Notes to be converted by multiplying .03 times the number of Shares to be so issued and rounding down to the nearest whole number.

       SECTION 12.04 Adjustment of Conversion Price.

              (a) Dividends or Distributions of Common Stock. In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 12.04(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

              (b) Dividends or Distributions of Rights, Warrants or Options to Purchase Common Stock. In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

              (c) Dividends or Distributions in Cash. In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.04(c) has been made and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this Section
12.04 has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (c) by a fraction of which the numerator shall be the Market Price per share (determined as provided Section 12.04(g)) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

              (d) All Other Distributions or Dividends. Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or Property (excluding any rights, warrants or options referred to in Section 12.04(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 12.04(a), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph
(d) by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (g) of this Section) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and Property so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to paragraph (g) of this Section. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, cash, Property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any Conversion Price reduction required by this paragraph (d)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price reduction required by Section 12.04(a) or (b)), except (i) the Reference Date of such dividend or distribution as defined in this Section 12.04(d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of
Section 12.04(a) and (b) and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
Section 12.04(a)).

              (e) Subdivision of Common Stock. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (f) Tender or Exchange Offer for Common Stock. In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to Section 12.04(e) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such Market Price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

              (g) Determination of Market Price. For the purpose of any computation of the Market Price under this paragraph (g) and Section 12.04(b),
(d) and (e), (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c), (d),
(e) or (f) above ("Other Event") occurs on or after the tenth Stock Exchange Business Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each Stock Exchange Business Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each Stock Exchange Business Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of this Section 12.04(c) or (d), whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or Property being distributed applicable to one share of

Common Stock. For the purpose of any computation under Section 12.04(f), the Market Price per share of Common Stock on any date in question shall be deemed to be the Market Price on the date selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Stock Exchange Business Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Stock Exchange Business Day, not later than the Stock Exchange Business Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

              (h) Further Reductions for Federal Income Tax. The Company may make such reductions in the Conversion Price, in addition to those required by Section 12.04 (a), (b), (c), (d), (e) and (f), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

              (i) Adjustments to be Carried Forward. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       SECTION 12.05 Notice of Adjustments of Conversion Price

       Whenever the Conversion Price is adjusted as herein provided the Company shall compute the adjusted Conversion Price in accordance with Section 12.04 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Trustee, the Paying Agent and the Conversion Agent, and the Company shall cause notice thereof to be published in accordance with Section 1.08 at least ten (10) Business Days in advance of the effective date of such adjustment.

       SECTION 12.06 Notice of Certain Corporate Action.

       In case:

              (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to Section 12.04(c); or

              (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

              (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

              (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

              (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be mailed to the Trustee, the Paying Agent and the Conversion Agent and to be published in the manner provided under Section
1.08 hereof within ten (10) Business Days after the date on which notice is sent to the holders of the Company's Common Stock, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other Property deliverable upon such re-classification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

       SECTION 12.07 Company to Reserve Common Stock.

       The Company shall at all times reserve and keep available, free from pre-emptive or similar rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Notes, the whole number of Shares then issuable upon the conversion in full of all Outstanding Notes.

       SECTION 12.08 Taxes on Conversions.

       The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Shares on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Shares in a name other than that of the Holder of the Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

       SECTION 12.09 Cancellation of Converted Bearer Notes.

       All Bearer Notes delivered for conversion to the Conversion Agent shall be cancelled by the Company, and shall not under any circumstances be reissued.

       SECTION 12.10 Provisions in Case of Reclassification Consolidation, Merger or Sale of Assets.

       In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of all of the outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other Property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Note then outstanding shall have the right thereafter to convert such Note only into the kind of common stock receivable upon such transaction by a holder of Common Stock (at an adjusted Conversion Price equal to (a) the Conversion Price determined pursuant to Section 12.04 as though all such securities, cash or Property (other than common stock) had been distributed in a dividend covered by Section 12.04(d) with an "ex" date on the date of such transaction divided by (b) the number of shares (or fraction thereof) of common stock receivable upon such transaction in respect of each share of Common Stock). The Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's Shares, as the case may be, shall execute and deliver to the Trustee on behalf of each of the Noteholders an amendment to this Indenture as provided for under Article Nine. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and shall provide for the assumption by such other Person, if any, of the Company's obligations under this Indenture and the Notes. The above provisions of this Section 12.10 shall similarly apply to successive transactions of the foregoing type.

       SECTION 12.11 Mandatory Conversion.

       At any time after May 26, 1999, and provided that (i) the Conversion Shares are Freely Tradeable on the date the criteria set forth below are met and for a period of 30 days thereafter and (ii) the Conversion Shares are Freely Tradeable on the date of Mandatory Conversion, the Notes may be converted in whole, at the Company's option, if at any time the average of the Market Price of the Common Stock over the Stock Exchange Business Days in any thirty (30) consecutive calendar day period, the first day of which falls on or after May 26, 1998 and the last day of which falls on or after the Effective Date, is equal to or greater than 125% of the

Conversion Price; provided, however, that the foregoing right may not be exercised during any period in which the Conversion Shares into which the Notes are convertible would not be Freely Tradable. In the event that the Company has met the criteria for Mandatory Conversion at any time, the Company shall give notice to the Noteholders in the manner provided for in Section 1.08 within 30 calendar days of the date on which such criteria has been met.

       In the event that any amendments to Regulation S are deemed to be applicable to the Notes, notice of such amendments will be given to the Luxembourg Stock Exchange and to the Noteholders in accordance with Section 1.08.

       At any time after May 26, 1999, and subject to the provisions hereof, the Company may require such Noteholders to convert all of such Notes pursuant to the terms of this Article. The Company shall deliver to the Trustee a notice in the form of Exhibit D hereto and the Company shall cause to be published once in accordance with Section 1.08 hereof a notice of Mandatory Conversion not less than thirty (30) and not more than (60) calendar days prior to the Mandatory Conversion Date. Such notice shall specify the Mandatory Conversion Date. After the Mandatory Conversion Date, the Notes will no longer represent Indebtedness of the Company and will no longer accrue interest or require the Company to make any payment of principal; and the Company's obligations to make any further payments with respect to the Notes will terminate (except for this Section 12.11); and the only rights of a Holder of a Note not surrendered for conversion pursuant to the preceding sentence will be to receive the number of Conversion Shares such Noteholder would have received had the Holder's Note or Notes been surrendered for conversion as required hereby. Any notice which is published in the manner herein provided shall be conclusively presumed to be given and any defect in such notice to the Noteholder designated for required conversion shall not affect the validity of the proceedings for the required conversion of any other Bearer Note.

       SECTION 12.12 Special Conversion Right.

       Any Note may be converted in accordance with this Article Twelve at any time after the date that occurs ten days prior to the Distribution Date (as defined in the Rights Agreement). This conversion right may be exercised either by the Noteholder directly or, if the Trustee has not received any instruction to the contrary from the Noteholder, by the Trustee acting in the best interests of the Noteholder, as the Trustee may determine in good faith. In accordance with this Indenture, the Company shall deliver written notice to the Trustee and written notice to the Noteholders in the manner set forth in
Section 1.08 and by dissemination of notice through Euroclear and Cedel not later than nine days prior to the Distribution Date (as defined in the Rights Agreement). The notice shall expressly disclose: (i) that the Company will issue Right Certificates (as defined in the Rights Agreement) to holders of Common Stock of record on the Distribution Date, (ii) that the Noteholders have the currently exercisable right to convert the Notes at the Conversion Price,
(iii) that a failure to convert the Notes prior to the Distribution Date is likely to materially and adversely affect the Noteholders' rights and interests and (iv) a brief summary of the Rights Agreement. The Company shall also notify the Trustee and the Noteholders in accordance with Section 1.08, at least seven days in advance of its implementation or vesting, of any plan or exercise of a right by the Company to redeem, cancel, exchange for Common Stock, terminate or materially modify the Rights Agreement or any Right granted or issuable pursuant thereto. Interest shall continue to accrue on the Note through the date on which such Note is converted.

       SECTION 12.13 Amendments to Regulation S.

       The Company may, in its discretion, revise the selling restrictions on the Notes and/or the Shares if the Commission should, subsequent to Closing Date, give advice or interpretations respecting such restrictions imposed by Regulation S or should the Commission amend Regulation S respecting such restrictions. If the Company so revises the selling restrictions, it will give notice to the Noteholders pursuant to Section 1.08 and will give notice of the same to the Trustee and the Conversion Agent.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

       SECTION 13.01 Company's Option to Effect Defeasance or Covenant
Defeasance.

       The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article. The Company shall promptly give notice of such election to the Trustee.

       SECTION 13.02 Legal Defeasance and Discharge.

       Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its obligations under such Notes, including the obligation to pay interest on the Notes, and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 3.04, 3.05, 3.08, 10.02 and 10.03 and with respect to the Trustee under Section 6.06, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

       SECTION 13.03 Covenant Defeasance.

       Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.03, the Company shall be released from its obligations under any covenant contained in Sections 10.04 through 10.14 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Noteholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(d), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

       SECTION 13.04 Conditions to Legal Defeasance or Covenant Defeasance.

       The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the Outstanding Notes:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal or instalment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; and provided further that, upon the effectiveness of this Section 13.04, the money or U.S. Government Obligations deposited shall not be subject to the rights of the Noteholders pursuant to the provisions of this Article. Before or after such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

              (b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (h) and (i) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

              (c) No event or condition shall exist that pursuant to the provisions of Section 13.02 or 13.03 would prevent the Company from making payments of the principal of or interest on the Notes on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

              (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound.

              (e) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

              (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under
Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

       SECTION 13.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

       Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) (collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

       Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

       SECTION 13.06 Reinstatement.

       If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.05; provided, however, that no action taken in good faith by the Company after a deposit of money or U.S. Government Obligations or both pursuant to Section
13.05 and prior to the revival and reinstatement of obligations under this Indenture and the Notes pursuant to this Section 13.06 shall constitute the basis for the assertion of an Event of Default pursuant to Section 5.01; and provided, further, that if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                               SENIORITY OF NOTES

       SECTION 14.01 Seniority of the Notes.

       The Company's obligations under the Notes and the Coupons and hereunder do and will rank at all times at least pari passu with all other present and future Indebtedness of the Company (including the 5.5% Senior Notes), subject to the provisions of Section 10.10, and shall be superior in rank to all existing and future Subordinated Obligations. The Company covenants and agrees that, except with respect to any Lien permitted by this Indenture, the Indebtedness represented by the Notes and the Coupons and the payment of the principal of and interest on each and all of the Notes and Coupons are hereby expressly made pari passu to all other present and future Indebtedness other than all Subordinated Obligations.

                                ARTICLE FIFTEEN

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

       SECTION 15.01 Liability Solely Corporate.

       No recourse shall be had for the payment of the principal of or interest on any Notes or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company, or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Indenture and all the Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Notes or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Notes; provided, however, that nothing herein or in the Notes contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

       This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                           HARKEN ENERGY CORPORATION



                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------


                                              MARINE MIDLAND BANK,
                                                 as Trustee



                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------